UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 14, 2019

Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lumns Lane, Manchester, M27 8LN
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 161-300-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	CORP. GOVERNANCE & MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adam Cohn has informed Luxfer of his decision not to stand for re-election to the Board of Directors at the Company’s Annual General Shareholder Meeting on May 15, 2019. He has made this decision due to increasing executive responsibilities and time commitments at Stone Canyon Industries Holdings Inc., where Mr. Cohn is the Co-CEO and Co-Founder.
Mr. Cohn has been a member of the Luxfer Board since 2016. He also serves as a member on the Remuneration Committee and Nominating & Governance Committee.
Joseph Bonn, Chair of the Luxfer Board said, “We are grateful for Adam’s valuable contributions to the Board. His experience in business turn around and knowledge of the financial sector brought valued perspective, that will be missed. We wish him the best in all of his future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)

Date: March 14, 2019

By: /s/ Jamie M. Savage
Jamie M. Savage
Authorized Signatory for and on behalf of
Luxfer  Holdings PLC